UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 19, 2020

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of JoAnn M. Martin to the Board of Directors

On March 19, 2020, the Board of Directors (the “Board”) of Nelnet, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board from nine to ten members and the number of Class III members of the Board from three to four, and appointed JoAnn M. Martin as a Class III member of the Board, to hold office for a term expiring at the Company’s 2020 annual meeting of shareholders which is scheduled to be held on May 21, 2020. The Board has affirmatively determined that Ms. Martin is an independent director under the corporate governance listing standards of the New York Stock Exchange. The Board does not currently expect to appoint Ms. Martin to serve on any Board committees until overall Board committee composition and assignments are assessed and determined after the 2020 annual meeting of shareholders. There were no arrangements or understandings between Ms. Martin and any other person pursuant to which Ms. Martin was selected as a director.

As a non-employee director of the Company, Ms. Martin will participate in the Company's compensation program for non-employee directors described under the caption "Director Compensation Elements" in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2019. In connection therewith and pursuant to an election made by Ms. Martin, the Company will grant shares of the Company’s Class A common stock to Ms. Martin pursuant to the Company’s Directors Stock Compensation Plan in payment of the pro rata retainer of approximately $20,000 for her service on the Board from the date of her appointment until the Company’s 2020 annual meeting of shareholders.

Ms. Martin serves as a director and vice chair for Ameritas Mutual Holding Company, the parent company of Ameritas Holding Company, and Ameritas Life Insurance Corp. (collectively referred to as “Ameritas”), which are based in Lincoln, Nebraska and offer a wide range of insurance and financial products and services to individuals, families, and businesses. Ms. Martin served for many years as chief executive officer of Ameritas Mutual Holding Company and as chair of Ameritas Life Insurance Corp., which is owned by Ameritas Holding Company, until her retirement from those positions effective January 10, 2020. During 2019, the Company entered into the following transactions and had business arrangements with the Ameritas entities, which transactions and arrangements commenced prior to Ameritas becoming a related party by virtue of Ms. Martin’s becoming a member of the Company’s Board on March 19, 2020.

The Company and Ameritas have each invested approximately $800,000 for a 50 percent ownership interest in BenefitEd, a joint venture started in 2017 to help employers offer student loan repayment as an employee benefit by directly contributing toward an employee’s student loan balance. The Company does not consolidate or control BenefitEd. The Company provides accounting and payment processing services to BenefitEd, and Ameritas provides marketing services. The total value of these services in 2019 was approximately $420,000 and $208,000, respectively.

In connection with the Company’s regular assessment of its insurance-based employee benefits and the costs associated therewith, in 2018, the Company began to use Ameritas Life Insurance Corp. to process claims related to the dental insurance plan the Company makes available to its employees and of which the Company self-insures. The total fee paid to Ameritas Life Insurance Corp. in 2019 was approximately $150,000.

The Company and Ameritas have co-investments in certain real estate projects focused on the development of commercial and multi-family properties throughout the United States. As of December 31, 2019, the book value of the Company’s co-investments in these projects was $2.3 million. Additionally, as part of the co-investment transactions with Ameritas, the Company and Ameritas entered into an agreement under which the Company pays Ameritas a management fee related to each real estate project. The total fee paid in 2019 to Ameritas under this agreement was approximately $170,000.

Ameritas owns a building in Lincoln, Nebraska where the Company leases approximately 40,000 square feet of office space. During 2019, the Company paid Ameritas approximately $580,000 in rent for this space.

Resignation of Michael D. Reardon from the Board of Directors

On March 20, 2020, Michael D. Reardon notified the Company of his resignation from the Board effective as of March 20, 2020. Mr. Reardon was serving as a Class I member of the Board, and his resignation was due to personal and other business commitments.

Rebalancing of Classified Board of Directors

The Company’s articles of incorporation and bylaws provide that the Board is divided into three classes, with each class to contain one-third of the total number of directors, as near as may be practicable, and with the classes designated Class I, Class II, and Class III. If the number of directors is not evenly divisible by three, the remaining positions are to be allocated first to Class III and then to Class II.

After the resignation of Mr. Reardon as a Class I director on March 20, 2020, the distribution of directors among the classes was as follows: Class I: two directors; Class II: three directors; and Class III: four directors. On March 23, 2020, in order to rebalance the distribution of directors in accordance with the Company’s articles of incorporation and bylaws, Ms. Martin tendered her resignation from service as a Class III director, whereupon the Board, upon the recommendation of the Nominating and Corporate Governance Committee, immediately appointed Ms. Martin as a Class I director, to hold office for a term expiring at the Company’s 2021 annual meeting of shareholders, to fill the Class I vacancy resulting from Mr. Reardon’s resignation; and decreased the size of the Board from ten to nine members and the number of Class III directors from four to three.

Item 7.01 Regulation FD Disclosure.

On March 23, 2020, the Company issued a press release entitled “Nelnet Board of Directors Appoints New Member; Director Resigns.” A copy of the press release is furnished as Exhibit 99.1 to this report.

The above information and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are furnished or filed as part of this report:

Exhibit No.	Description

99.1*	Press release dated March 23, 2020 - "Nelnet Board of Directors Appoints New Member; Director Resigns."

104**	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

* Furnished herewith
** Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 23, 2020
NELNET, INC.
By: /s/ JAMES D. KRUGER
Name: James D. Kruger
Title: Chief Financial Officer